THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Players Network, Inc.

Promissory Note

Issuance Date: May 5, 2017	Original Principal Amount: $165,000
Note No. PNTV-BME-01	Purchase Price Paid at Close: $150,000

FOR VALUE RECEIVED, Players Network, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of Black Mountain Equities, Inc., or registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, upon the Maturity Date or acceleration, redemption or otherwise (in each case in accordance with the terms hereof).

The Original Principal Amount is $165,000 (one hundred sixty-five thousand dollars) which consists of the Purchase Price paid at Closing of $150,000 (one hundred fifty thousand dollars) and an Original Issue Discount (“OID”) of $15,000 (Fifteen thousand dollars). For purposes hereof, the term “Outstanding Balance” means the Original Principal Amount, as reduced or increased, as the case may be, breach hereof or otherwise, plus any accrued but unpaid interest, collection and enforcements costs, and any other fees or charges incurred under this Note.

(1) GENERAL TERMS

(a) Payment of Principal. The “Maturity Date” shall be November 5, 2017, as may be extended at the sole option of the Holder.

(b) Interest. Provided there is no Event of Default, interest shall accrue at a rate of 10% (ten percent) and be paid on the Maturity Date.

(c) Security. This Note shall not be secured by any collateral or any assets pledged to the Holder.

(d) Warrants. The Company shall issue to Holder or Holders a Warrant to purchase 1,500,000 shares of the Company’s common stock, attached hereto as Exhibit B.

(2) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body

(i) The Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document;

(ii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty-one (61) days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii) The Company or any subsidiary of the Company shall default in any of its obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created;

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(iv) The Common Stock is suspended or delisted for trading on the Over the Counter QB market (the “Primary Market”), unless the Common Stock is “uplisted” to NASDAQ or other national exchange;

(v) The Company loses its ability to deliver shares via “DWAC/FAST” electronic transfer;

(vi) The Company loses its status as “DTC Eligible”;

(vii) The Company shall become delinquent in its filing requirements as a fully-reporting issuer registered with the Securities & Exchange Commission.

(b) Upon the occurrence of the first Event of Default, the Outstanding Balance shall immediately increase to one hundred twenty (120%) of the Outstanding Balance immediately prior to the occurrence of the Event of Default (the “Mandatory Default Amount”) and will be immediately due and payable in cash. In addition, interest on the Mandatory Default Amount will begin to accrue at an annual rate of 18%. The Mandatory Default Amount shall automatically apply upon the occurrence of the Event of Default without the need for any party to give any notice or take any other action.

(c) Other Provisions.

(i) Prepayment. At any time following the Issuance Date, the Company shall have the option, to pre-pay the entire remaining outstanding principal amount of this Note in cash.

(ii) Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Company of any securites at a an effective price more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Company shall notify the Holder of such new issuance additional or more favorable term. In such event, Holder may convert the current outstanding amount due under this Note into an investment on the same terms offered to the other investor. To the extent such investor simultaneously received a stock purchase warrant (for no additional consideration), Holder may also exchange the Warrant for a warrant on the terms issued to the investor. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion look-back periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

(3) REISSUANCE OF THIS NOTE.

(a) Assignability. The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without Company’s approval.

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(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(4) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms shall be handled according to the Notice clause in the Securities Purchase Agreement.

The addresses for such communications shall be:

If to the Company, to:

Players Network, Inc.

If to the Holder:

(5) APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the city and county of San Diego, in the State of California. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

(6) WAIVER. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Promissory Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY: Players Network, Inc.

By:
Name:	Mark Bradley
Title:	Chief Executive Officer

Note No. PNTV-BME-01

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EXHIBIT B

WARRANT

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